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Exhibit 99.1

SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED THIRD QUARTER 2017

(1)
Includes reconciliation of consolidated net income to funds from operations.

3Q 2017 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330 Investors
Les Morris	317-263-7711 Media

SIMON PROPERTY GROUP REPORTS THIRD QUARTER 2017 RESULTS AND RAISES QUARTERLY DIVIDEND

INDIANAPOLIS, October 27, 2017 - Simon, a global leader in premier shopping, dining and entertainment destinations, today reported results for the quarter ended September 30, 2017.

RESULTS FOR THE QUARTER

•
Net income attributable to common stockholders was $513.8 million, or $1.65 per diluted share, as compared to $504.7 million, or $1.61 per diluted share, in the prior year period. The prior year period includes gains of $49.6 million, or $0.14 per diluted share, related to acquisition and disposition activity.

•
Funds from Operations ("FFO") was $1.035 billion, or $2.89 per diluted share, as compared to $976.0 million, or $2.70 per diluted share, in the prior year period, an increase of 7.0%.

RESULTS FOR THE NINE MONTHS 1

•
Net income attributable to common stockholders was $1.374 billion, or $4.41 per diluted share, as compared to $1.441 billion, or $4.61 per diluted share, in the prior year period. Results for the nine months ended 2017 include a charge of $128.6 million, or $0.36 per diluted share, related to the redemption of certain senior notes of Simon Property Group, L.P. The 2016 results included a higher level of gains related to acquisition and disposition activity of $71.5 million, or $0.20 per diluted share.

•
FFO was $2.905 billion, or $8.09 per diluted share, as compared to $2.881 billion, or $7.97 per diluted share, in the prior year period. FFO for the nine months ended 2017 includes the aforementioned charge related to the redemption of certain of our senior notes.

•
Growth in comparable FFO per diluted share for the nine months ended September 30, 2017 was 6.0%.

1
For a reconciliation of FFO and net income per diluted share on a comparable basis, please see Footnote J of the Footnotes to Unaudited Financial Information.

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"I am very pleased with our quarterly results including our cash flow growth and continued solid operating metrics," said David Simon, Chairman and Chief Executive Officer. "We also continue to strengthen our real estate platform through our redevelopments and selected new developments. We are pleased to again announce an increase in our quarterly dividend to $1.85 per share, a year-over-year increase of 12.1%."

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

•
Occupancy was 95.3% at September 30, 2017.

•
Base minimum rent per square foot was $52.42 at September 30, 2017, an increase of 3.3% compared to the prior year period.

•
Leasing spread per square foot for the trailing 12-months ended September 30, 2017 was $7.21, an increase of 11.2%.

PORTFOLIO NET OPERATING INCOME ("NOI") AND COMPARABLE PROPERTY NOI

Total portfolio NOI growth for the nine months ended September 30, 2017 was 4.8%. Total portfolio NOI includes comparable property NOI, NOI from new development, redevelopment, expansion and acquisitions, NOI from international properties and our share of NOI from investments. Comparable property NOI growth for the nine months ended September 30, 2017 was 3.6%.

DIVIDENDS

Today, Simon's Board of Directors declared a quarterly common stock dividend of $1.85 per share. This is a 12.1% increase year-over-year. The dividend will be payable on November 30, 2017 to stockholders of record on November 16, 2017. The Company will pay $7.15 per share in common stock dividends in 2017, a 10.0% increase year-over-year.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on December 29, 2017 to stockholders of record on December 15, 2017.

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DEVELOPMENT ACTIVITY

On September 14th, we opened The Shops at Clearfork, a 500,000 square foot, open-air luxury shopping, dining, entertainment and mixed-use - including office - destination in Fort Worth, Texas. Anchored by Neiman Marcus, The Shops at Clearfork is home to a carefully curated mix of luxury, home furnishing and specialty retailers. Simon owns a 45% interest in this center.

During the third quarter, we completed a 123,000 square foot expansion to Allen Premium Outlets (Dallas, Texas) that included approximately 30 new specialty retailers. Simon owns 100% of this center.

Construction continues on two new development projects:

•
Premium Outlet Collection Edmonton IA (Edmonton, Alberta, Canada); scheduled to open in May 2018. Simon owns a 50% interest in this project.

•
Denver Premium Outlets (Thornton, Colorado); scheduled to open in September 2018. Simon owns 100% of this project.

Construction also continues on significant redevelopment and expansion projects at properties including The Shops at Riverside, Aventura Mall, Town Center at Boca Raton and Toronto Premium Outlets.

At quarter-end, redevelopment and expansion projects, including the addition of new anchors, were underway at 31 properties in the U.S. and Canada. Simon's share of the costs of all new development and redevelopment projects under construction at quarter-end was approximately $1.0 billion.

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FINANCING ACTIVITY

The Company was active in both the unsecured and secured credit markets through the first nine months of the year, continuing to lower our effective borrowing costs.

During the first nine months, the Company closed on 12 mortgage loans totaling approximately $2.0 billion (U.S. dollar equivalent), of which Simon's share is $1.4 billion. The weighted average interest rate and weighted average term on these loans is 3.12% and 6.8 years, respectively.

As of September 30, 2017, Simon had more than $6.5 billion of liquidity consisting of cash on hand, including its share of joint venture cash, and available capacity under its revolving credit facilities.

2017 GUIDANCE

The Company currently estimates net income to be within a range of $6.23 to $6.28 per diluted share for the year ending December 31, 2017 and that FFO will be within a range of $11.17 to $11.22 per diluted share. This current range is an increase of $0.03 on the low end compared to the range provided on August 1, 2017 and includes an expected $0.03 per diluted share negative impact in the fourth quarter due to the ongoing repair and restoration of the Company's two centers located in Puerto Rico.

The following table provides the reconciliation for the expected range of estimated net income available to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2017

	LOW END	HIGH END
Estimated net income available to common stockholders
per diluted share	$6.23	$6.28
Depreciation and amortization including Simon's share of unconsolidated entities	4.95	4.95
Gain upon acquisition of controlling interest, sale or disposal of assets and interest in unconsolidated entities, net	(0.01)	(0.01)

Estimated FFO per diluted share	$11.17	$11.22

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CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 10:00 a.m. Eastern Time, Friday, October 27, 2017. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until November 4, 2017. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 90828322.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our third quarter 2017 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online at our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

NON-GAAP FINANCIAL MEASURES

This press release includes FFO, FFO per share, comparable FFO per share, comparable earnings per share, portfolio net operating income growth and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

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FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that adversely affects our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

ABOUT SIMON

Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE:SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales. For more information, visit simon.com.

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EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016	2017	2016
REVENUE:
Minimum rent	$861,184	$842,801	$2,559,535	$2,483,560
Overage rent	36,634	40,089	94,601	100,256
Tenant reimbursements	386,713	378,187	1,146,156	1,116,863
Management fees and other revenues	28,946	41,721	90,860	109,598
Other income	90,161	54,370	219,796	198,986

Total revenue	1,403,638	1,357,168	4,110,948	4,009,263

EXPENSES:
Property operating	118,807	120,099	330,226	327,915
Depreciation and amortization	317,037	311,757	950,265	915,956
Real estate taxes	111,953	111,727	332,027	328,656
Repairs and maintenance	25,352	23,178	72,654	72,085
Advertising and promotion	36,006	35,695	108,450	103,905
Provision for (recovery of) credit losses	2,895	(747)	10,765	7,861
Home and regional office costs	31,451	41,606	110,906	120,539
General and administrative	13,014	15,154	40,089	45,143
Other	57,055	22,508	102,678	66,875

Total operating expenses	713,570	680,977	2,058,060	1,988,935

OPERATING INCOME	690,068	676,191	2,052,888	2,020,328
Interest expense	(199,032)	(214,861)	(604,408)	(648,048)
Loss on extinguishment of debt	—	—	(128,618)	—
Income and other taxes	(14,511)	(6,325)	(16,981)	(28,626)
Income from unconsolidated entities	116,110	83,374	277,212	258,990
Gain upon acquisition of controlling interests and sale or disposal of assets
and interests in unconsolidated entities, net	—	49,561	4,989	76,459

CONSOLIDATED NET INCOME	592,635	587,940	1,585,082	1,679,103
Net income attributable to noncontrolling interests	78,018	82,362	209,070	235,472
Preferred dividends	834	834	2,503	2,503

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$513,783	$504,744	$1,373,509	$1,441,128

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.65	$1.61	$4.41	$4.61

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Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	SEPTEMBER 30, 2017	DECEMBER 31, 2016
ASSETS:
Investment properties, at cost	$35,925,315	$35,226,089
Less — accumulated depreciation	11,665,931	10,865,754

	24,259,384	24,360,335
Cash and cash equivalents	508,405	560,059
Tenant receivables and accrued revenue, net	686,617	664,619
Investment in unconsolidated entities, at equity	2,331,538	2,367,583
Investment in Klépierre, at equity	1,907,632	1,797,394
Deferred costs and other assets	1,338,834	1,353,588

Total assets	$31,032,410	$31,103,578

LIABILITIES:
Mortgages and unsecured indebtedness	$23,410,357	$22,977,104
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,290,382	1,214,022
Cash distributions and losses in unconsolidated entities, at equity	1,388,128	1,359,738
Other liabilities	514,205	455,040

Total liabilities	26,603,072	26,005,904

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	186,732	137,762
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	43,159	43,405
Common stock, $0.0001 par value, 511,990,000 shares authorized, 319,947,214 and 319,823,322 issued and outstanding, respectively	32	32
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	9,597,812	9,523,086
Accumulated deficit	(4,776,512)	(4,459,387)
Accumulated other comprehensive loss	(111,039)	(114,126)
Common stock held in treasury, at cost, 9,094,827 and 6,756,748 shares, respectively	(1,068,310)	(682,562)

Total stockholders' equity	3,685,142	4,310,448
Noncontrolling interests	557,464	649,464

Total equity	4,242,606	4,959,912

Total liabilities and equity	$31,032,410	$31,103,578

3Q 2017 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016	2017	2016
REVENUE:
Minimum rent	$466,601	$454,315	$1,383,361	$1,351,429
Overage rent	52,560	45,064	150,376	141,591
Tenant reimbursements	215,774	222,788	644,020	645,994
Other income	74,208	55,558	210,287	169,044

Total revenue	809,143	777,725	2,388,044	2,308,058
OPERATING EXPENSES:
Property operating	145,288	139,224	410,301	401,718
Depreciation and amortization	156,682	153,420	469,884	434,620
Real estate taxes	54,668	60,853	185,228	181,790
Repairs and maintenance	18,811	17,795	59,512	56,029
Advertising and promotion	19,837	18,884	63,871	62,190
Provision for (recovery of) credit losses	1,063	(133)	7,629	5,441
Other	45,174	44,972	133,558	133,652

Total operating expenses	441,523	435,015	1,329,983	1,275,440

OPERATING INCOME	367,620	342,710	1,058,061	1,032,618
Interest expense	(149,746)	(149,704)	(438,393)	(444,485)
Gain on sale or disposal of assets and interests in unconsolidated entities	—	40,529	—	101,051

NET INCOME	$217,874	$233,535	$619,668	$689,184

Third-Party Investors' Share of Net Income	$110,581	$118,291	$314,531	$337,491

Our Share of Net Income	107,293	115,244	305,137	351,693
Amortization of Excess Investment (A)	(22,608)	(21,901)	(68,045)	(70,671)
Our Share of Gain on Sale or Disposal of Assets and Interests in Unconsolidated Entities, net	—	(20,149)	—	(22,636)
Our Share of Gain on Sale or Disposal of Assets and Interests Included in Other Income in the Consolidated Financial Statements	—	—	—	(36,153)

Income from Unconsolidated Entities (B)	$84,685	$73,194	$237,092	$222,233

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
("Klépierre") and HBS Global Properties ("HBS"). For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)

	SEPTEMBER 30, 2017	DECEMBER 31, 2016
Assets:
Investment properties, at cost	$18,226,008	$17,549,078
Less - accumulated depreciation	6,272,006	5,892,960

	11,954,002	11,656,118
Cash and cash equivalents	909,216	778,455
Tenant receivables and accrued revenue, net	381,779	348,139
Deferred costs and other assets	404,749	351,098

Total assets	$13,649,746	$13,133,810

Liabilities and Partners' Deficit:
Mortgages	$14,620,789	$14,237,576
Accounts payable, accrued expenses, intangibles, and deferred revenue	964,830	867,003
Other liabilities	373,579	325,078

Total liabilities	15,959,198	15,429,657
Preferred units	67,450	67,450
Partners' deficit	(2,376,902)	(2,363,297)

Total liabilities and partners' deficit	$13,649,746	$13,133,810

Our Share of:
Partners' deficit	$(1,060,793)	$(1,018,755)
Add: Excess Investment (A)	1,760,964	1,791,691

Our net Investment in unconsolidated entities, at equity	$700,171	$772,936

Note:
The above financial presentation does not include any information related to our investments in Klépierre and HBS Global Properties. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO
	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016	2017	2016
Consolidated Net Income (D)	$592,635	$587,940	$1,585,082	$1,679,103
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	313,194	308,392	939,468	905,768
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS	134,998	134,795	401,692	387,930
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net (E)	-	(45,162)	(4,989)	(72,060)
Net loss (income) attributable to noncontrolling interest holders in properties	550	(5,361)	721	(6,655)
Noncontrolling interests portion of depreciation and amortization	(4,605)	(3,271)	(12,821)	(9,424)
Preferred distributions and dividends	(1,313)	(1,313)	(3,939)	(3,939)

FFO of the Operating Partnership (G)	$1,035,459	$976,020	$2,905,214	$2,880,723

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.65	$1.61	$4.41	$4.61
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS, net of noncontrolling interests portion of depreciation and amortization	1.24	1.22	3.69	3.56
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net (F)	-	(0.13)	(0.01)	(0.20)

Diluted FFO per share (H)	$2.89	$2.70	$8.09	$7.97

Details for per share calculations:
FFO of the Operating Partnership (G)	$1,035,459	$976,020	$2,905,214	$2,880,723
Diluted FFO allocable to unitholders	(136,632)	(128,295)	(382,660)	(392,580)

Diluted FFO allocable to common stockholders (I)	$898,827	$847,725	$2,522,554	$2,488,143

Basic and Diluted weighted average shares outstanding	310,853	314,234	311,740	312,357
Weighted average limited partnership units outstanding	47,263	47,530	47,290	49,284

Basic and Diluted weighted average shares and units outstanding	358,116	361,764	359,030	361,641

Basic and Diluted FFO per Share (H)	$2.89	$2.70	$8.09	$7.97
Percent Change	7.0%		1.5%

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and HBS Global Properties. Amounts included in Footnotes D below exclude our share of related activity for our investments in Klépierre and HBS Global Properties. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-Q.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, comparable FFO per share and comparable EPS. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales or disposals of, or any impairment charges related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

  We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale or disposal of, or any impairment charges relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $2.4 million and $3.1 million for the three months ended September 30, 2017 and 2016, respectively, and $10.1 million and $5.2 million for the nine months ended September 30, 2017 and 2016, respectively.

-
Straight-line adjustments increased minimum rent by $11.8 million and $13.3 million for the three months ended September 30, 2017 and 2016, respectively, and $27.1 million and $44.3 million for the nine months ended September 30, 2017 and 2016, respectively.

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  -
  Amortization of fair market value of leases from acquisitions increased income by $1.4 million and $2.5 million for the three months ended September 30, 2017 and 2016, respectively, and $4.6 million and $7.3 million for the nine months ended September 30, 2017 and 2016, respectively.

  -
  Debt premium amortization of $0.1 million and $5.9 million for the three months ended September 30, 2017 and 2016, respectively, and $0.2 million and $13.9 million for the nine months ended September 30, 2017 and 2016, respectively.

(E)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities for the three and nine months ended September 30, 2016 was $49.6 million and $76.5 million, respectively. Noncontrolling interest portion of the gain for the three and nine months ended September 30, 2016 was $4.4 million.

(F)
Includes noncontrolling interests gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities of $0.01 per share for the three and nine months ended September 30, 2016.

(G)
Includes a loss on the extinguishment of debt of $128.6 million for the nine months ended September 30, 2017.

(H)
Includes Basic and Diluted FFO per share related to a loss on the extinguishment of debt of $0.36 for the nine months ended September 30, 2017.

(I)
Includes Diluted FFO allocable to common stockholders related to a loss on the extinguishment of debt of $111.7 million for the nine months ended September 30, 2017.

(J)
Reconciliation of reported earnings per share to comparable earnings per share and FFO per share to comparable FFO per share:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016	2017	2016
Reported earnings per share	$1.65	$1.61	$4.41	$4.61
Add: Loss on extinguishment of debt	-	-	0.36	-

Comparable earnings per share	$1.65	$1.61	$4.77	$4.61

Comparable earnings per share growth	2.5%		3.5%

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016	2017	2016
Reported FFO per share	$2.89	$2.70	$8.09	$7.97
Add: Loss on extinguishment of debt	-	-	0.36	-

Comparable FFO per share	$2.89	$2.70	$8.45	$7.97

Comparable FFO per share growth	7.0%		6.0%

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OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We are engaged primarily in the ownership, development and management of retail real estate properties including Malls, Premium Outlets®, The Mills®, and International Properties. At September 30, 2017, we owned or had an interest in 235 properties comprising 192 million square feet in North America, Asia and Europe. Additionally, at September 30, 2017, we had a 21.0% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 16 European countries.

This package was prepared to provide operational and balance sheet information as of September 30, 2017 for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: our ability to meet debt service requirements, the availability and terms of financing, changes in our credit rating or outlook, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, security breaches that could compromise our information technology or infrastructure or personally identifiable data of customers of our retail properties, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, the intensely competitive market environment in the retail industry, costs of common area maintenance, risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union, insurance costs and coverage, the loss of key management personnel, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

3Q 2017 SUPPLEMENTAL	15

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Commercial Paper	P1	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	40%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	5.1X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	278%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

3Q 2017 SUPPLEMENTAL	16

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2017	2016	2017	2016
Financial Highlights
Total Revenue - Consolidated Properties	$1,403,638	$1,357,168	$4,110,948	$4,009,263
Consolidated Net Income	$592,635	$587,940	$1,585,082	$1,679,103
Net Income Attributable to Common Stockholders	$513,783	$504,744	$1,373,509	$1,441,128
Basic and Diluted Earnings per Common Share (EPS)	$1.65	$1.61	$4.41	$4.61
Funds from Operations (FFO) of the Operating Partnership	$1,035,459	$976,020	$2,905,214	$2,880,723
Basic and Diluted FFO per Share (FFOPS)	$2.89	$2.70	$8.09	$7.97
Dividends/Distributions per Share/Unit	$1.80	$1.65	$5.30	$4.85

Stockholders' Equity Information	AS OF SEPTEMBER 30, 2017	AS OF DECEMBER 31, 2016
Limited Partners' Units Outstanding at end of period	47,255	47,276
Common Shares Outstanding at end of period	310,861	313,075

Total Common Shares and Limited Partnership Units Outstanding at end of period	358,116	360,351

Weighted Average Limited Partnership Units Outstanding	47,290	48,836
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	311,740	312,691

Debt Information
Share of Consolidated Debt	$23,247,216	$22,836,945
Share of Joint Venture Debt	6,933,904	6,743,252

Share of Total Debt	$30,181,120	$29,580,197

Market Capitalization
Common Stock Price at end of period	$161.01	$177.67
Common Equity Capitalization, including Limited Partnership Units	$57,660,188	$64,023,503
Preferred Equity Capitalization, including Limited Partnership Preferred Units	85,707	79,204

Total Equity Market Capitalization	$57,745,895	$64,102,707

Total Market Capitalization - Including Share of Total Debt	$87,927,015	$93,682,904

Debt to Total Market Capitalization	34.3%	31.6%

3Q 2017 SUPPLEMENTAL	17

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Nine Months Ended September 30, 2017

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets and international Designer Outlets.
(3)
Includes Lifestyle Centers.

3Q 2017 SUPPLEMENTAL	18

NET OPERATING INCOME OVERVIEW (1)
(In thousands)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		% GROWTH	FOR THE NINE MONTHS ENDED SEPTEMBER 30,		% GROWTH

	2017	2016		2017	2016
Comparable Property NOI (2)	$1,347,466	$1,314,277	2.5%	$4,021,645	$3,882,808	3.6%
NOI from New Development, Redevelopment, Expansion and Acquisitions (3)	23,054	15,949		76,400	47,892
International Properties (4)	117,242	101,911		325,638	291,971
Our share of NOI from Investments (5)	71,967	68,784		197,189	185,714

Portfolio NOI	$1,559,729	$1,500,921	3.9%	$4,620,872	$4,408,385	4.8%
Corporate and Other NOI Sources (6)	55,335	51,941		102,830	180,851

Total NOI - See reconciliation on following page	$1,615,064	$1,552,862		$4,723,702	$4,589,236

Less: Joint Venture Partners' Share of NOI	274,604	264,515		804,919	778,588

Our Share of Total NOI	$1,340,460	$1,288,347		$3,918,783	$3,810,648

(1)
All amounts are presented at gross values unless otherwise indicated as our share.
(2)
Includes Malls, Premium Outlets, The Mills and Lifestyle Centers opened and operating as comparable for the period.
(3)
Includes total property NOI for properties undergoing redevelopment as well as incremental NOI for expansion properties not yet included in comparable properties.
(4)
Includes International Premium Outlets and International Designer Outlets.
(5)
Includes our share of NOI of Klépierre and HBS.
(6)
Includes income components excluded from Portfolio NOI and Comparable NOI (domestic lease termination income, interest income, land sale gains, straight line rent, above/below market lease adjustments), gains on sale of marketable securities, Simon management company operations, and our TMLP interests and other assets.

3Q 2017 SUPPLEMENTAL	19

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2017	2016	2017	2016
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$592,635	$587,940	$1,585,082	$1,679,103
Income and other taxes	14,511	6,325	16,981	28,626
Interest expense	199,032	214,861	604,408	648,048
Income from unconsolidated entities	(116,110)	(83,374)	(277,212)	(258,990)
Loss on extinguishment of debt	–	–	128,618	–
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	–	(49,561)	(4,989)	(76,459)

Operating Income	690,068	676,191	2,052,888	2,020,328
Depreciation and amortization	317,037	311,757	950,265	915,956

NOI of consolidated entities	$1,007,105	$987,948	$3,003,153	$2,936,284

Reconciliation of NOI of unconsolidated entities:
Net Income	$217,874	$233,535	$619,668	$689,184
Interest expense	149,746	149,704	438,393	444,485
Gain on sale or disposal of assets and interests in unconsolidated entities	–	(40,529)	–	(101,051)

Operating Income	367,620	342,710	1,058,061	1,032,618
Depreciation and amortization	156,682	153,420	469,884	434,620

NOI of unconsolidated entities	$524,302	$496,130	$1,527,945	$1,467,238

Add: Our share of NOI from Klépierre, HBS and other corporate investments	83,657	68,784	192,604	185,714

Total NOI	$1,615,064	$1,552,862	$4,723,702	$4,589,236

3Q 2017 SUPPLEMENTAL	20

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED SEPTEMBER 30, 2017	NINE MONTHS ENDED SEPTEMBER 30, 2017
FFO of the Operating Partnership	$1,035,459	$2,905,214
Non-cash impacts to FFO(1)	6,615	26,404

FFO of the Operating Partnership excluding non-cash impacts	1,042,074	2,931,618
Tenant allowances	(31,275)	(113,769)
Operational capital expenditures	(32,406)	(71,620)

Funds available for distribution	$978,393	$2,746,229

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED SEPTEMBER 30, 2017	NINE MONTHS ENDED SEPTEMBER 30, 2017
Deductions:
Straight-line rent	$(11,851)	$(27,109)
Fair value of debt amortization	(110)	(158)
Fair market value of lease amortization	(1,349)	(4,594)
Additions:
Stock based compensation expense	10,943	29,520
Mortgage, financing fee and terminated swap amortization expense	8,982	28,745

	$6,615	$26,404

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, comparable FFO per share, comparable earnings per share, funds available for distribution, net operating income (NOI), portfolio NOI, and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 19 –21 and in the Earnings Release for the latest period.

3Q 2017 SUPPLEMENTAL	21

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2017	2016	2017	2016
Consolidated Properties
Other Income
Interest and dividend income	$8,601	$4,768	$17,355	$18,465
Lease settlement income	13,284	6,403	36,420	17,300
Gains on land sales	1,790	2,842	9,534	5,048
Realized gains on sales of marketable securities	21,541	—	21,541	—
Other (1)	44,945	40,357	134,946	158,173

Totals	$90,161	$54,370	$219,796	$198,986

Other Expense
Ground leases	$9,933	$9,660	$30,340	$29,142
Professional fees and other	47,122	12,848	72,338	37,733

Totals	$57,055	$22,508	$102,678	$66,875

Capitalized Interest	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2017	2016	2017	2016
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$4,831	$7,765	$20,460	$25,510
Our Share of Joint Venture Properties	$543	$747	$1,771	$2,033
(1)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments and other miscellaneous income items.

3Q 2017 SUPPLEMENTAL	22

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION

	AS OF SEPTEMBER 30,

	2017	2016
Total Number of Properties	177	179
Total Square Footage of Properties (in millions)	152.9	153.1
Ending Occupancy (1):
Consolidated Assets	95.4%	96.5%
Unconsolidated Assets	94.8%	95.6%
Total Portfolio	95.3%	96.3%
Total Sales per Square Foot (PSF) (2):
Consolidated Assets	$608	$588
Unconsolidated Assets	$665	$654
Total Portfolio	$622	$604
Base Minimum Rent PSF (3):
Consolidated Assets	$50.82	$48.95
Unconsolidated Assets	$56.80	$56.04
Total Portfolio	$52.42	$50.76

Open / Close Spread

		RENT PSF (BASE MINIMUM RENT & CAM)

	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (4)	AVERAGE CLOSING RATE PSF (4)	LEASING SPREAD (4)	SPREAD TO CLOSE %
9/30/17	6,254,415	$71.50	$64.29	$7.21	11.2%
6/30/17	6,447,859	$71.25	$63.12	$8.13	12.9%
3/31/17	6,579,494	$72.11	$63.80	$8.31	13.0%
12/31/16	8,168,101	$69.20	$61.38	$7.82	12.7%
9/30/16	8,125,561	$70.11	$61.31	$8.80	14.4%
Occupancy Cost as a Percentage of Sales (5):
9/30/17	13.1%
6/30/17	13.0%
3/31/17	13.0%
12/31/16	13.1%
9/30/16	13.0%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(2)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, stores with less than 10,000 square feet are included for malls and stores with less than 20,000 square feet are included for Premium Outlets.
(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(4)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces, including spaces greater than 10,000 square feet except for mall anchors, mall majors, mall freestanding and mall outlots. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.
(5)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

3Q 2017 SUPPLEMENTAL	23

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF SEPTEMBER 30,

	2017	2016
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.1	21.0
Ending Occupancy (1)	98.1%	98.4%
Total Sales PSF (2)	$582	$563
Base Minimum Rent PSF (3)	$30.71	$28.65
Leasing Spread PSF (4)	$10.80	$17.29
Leasing Spread (Percentage Change) (4)	19.9%	35.4%

International Properties
Premium Outlets
Total Number of Properties	18	16
Total Square Footage of Properties (in millions)	6.6	5.9
Designer Outlets
Total Number of Properties	9	7
Total Square Footage of Properties (in millions)	2.2	1.5
Statistics for Premium Outlets in Japan (5)
Ending Occupancy	99.9%	99.3%
Total Sales PSF	¥ 104,243	¥ 99,527
Base Minimum Rent PSF	¥ 5,056	¥ 5,018
(1)
See footnote 1 on page 23 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on page 23 for definition; calculation methodology is the same as for malls.
(3)
See footnote 3 on page 23 for definition.
(4)
See footnote 4 on page 23 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

3Q 2017 SUPPLEMENTAL	24

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF at 9/30/17	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	494	1,566,221	$52.14	1.5%
2017 (10/1/17 - 12/31/17)	337	893,491	$52.43	0.9%
2018	2,585	8,701,123	$50.37	8.1%
2019	2,365	8,504,494	$49.20	7.8%
2020	1,890	6,720,825	$50.90	6.4%
2021	1,902	7,524,539	$49.31	7.0%
2022	1,905	7,377,763	$49.42	6.8%
2023	1,744	7,028,025	$54.86	7.2%
2024	1,540	5,888,935	$59.38	6.6%
2025	1,449	5,377,847	$62.91	6.3%
2026	1,312	4,696,087	$59.66	5.2%
2027	860	3,291,728	$59.90	3.6%
2028 and Thereafter	463	2,568,163	$44.71	2.2%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,157	3,194,657	$19.13	1.2%

Anchors
2018	5	498,930	$4.86	0.0%
2019	18	1,856,017	$5.00	0.2%
2020	24	2,940,472	$4.59	0.2%
2021	13	1,505,184	$4.75	0.1%
2022	17	2,601,048	$5.58	0.3%
2023	18	2,477,479	$6.85	0.3%
2024	11	659,968	$11.82	0.1%
2025	17	1,977,065	$8.58	0.3%
2026	5	651,342	$4.52	0.1%
2027	8	1,104,436	$4.87	0.1%
2028 and Thereafter	21	2,556,077	$6.90	0.3%
(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2016 consolidated and joint venture combined base rental revenue.

3Q 2017 SUPPLEMENTAL	25

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	363	3,682	2.0%	3.5%
L Brands, Inc.	301	1,875	1.0%	2.1%
Ascena Retail Group Inc	459	2,561	1.4%	1.9%
Signet Jewelers, Ltd.	409	608	0.3%	1.6%
PVH Corporation	233	1,438	0.8%	1.5%
Forever 21, Inc.	82	1,337	0.7%	1.3%
Coach, Inc.	220	883	0.5%	1.3%
Abercrombie & Fitch Co.	158	1,125	0.6%	1.3%
Foot Locker, Inc.	250	1,103	0.6%	1.2%
VF Corporation	234	1,237	0.7%	1.2%

Top Anchors (sorted by percentage of total square footage in U.S. properties)  (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	119	22,919	12.5%	0.4%
Sears Holdings Corporation (2)	67	10,809	5.9%	0.4%
J.C. Penney Co., Inc.	67	10,799	5.9%	0.3%
Dillard's, Inc.	38	6,839	3.7%	*
Nordstrom, Inc.	28	4,679	2.6%	0.1%
Hudson's Bay Company	15	2,020	1.1%	0.1%
Dick's Sporting Goods, Inc.	29	1,975	1.1%	0.5%
Belk, Inc.	10	1,674	0.9%	0.1%
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
The Bon-Ton Stores, Inc.	8	1,081	0.6%	*
Target Corporation	6	895	0.5%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
(2)
Includes 10 stores contributed to a joint venture with Seritage.
*
Less than one-tenth of one percent.

3Q 2017 SUPPLEMENTAL	26

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$39,034	$383,915	$177,765
Redevelopment projects with incremental square footage and/or anchor replacement	193,551	195,744	86,642
Redevelopment projects with no incremental square footage	102,263	24,265	12,015

Subtotal new development and redevelopment projects	334,848	603,924	276,422
Tenant allowances	89,952	52,379	23,817
Operational capital expenditures at properties:
CAM expenditures (1)	50,560	24,893	11,341
Non-CAM expenditures	7,588	5,116	2,131

Totals	$482,948	$686,312	$313,711

Conversion from accrual to cash basis	4,373	80,697	36,886

Capital Expenditures for the Nine Months Ended 9/30/17 (2)	$487,321	$767,009	$350,597

Capital Expenditures for the Nine Months Ended 9/30/16 (2)	$577,197	$753,980	$344,050

(1)
Expenditures included in the pool of expenses allocated to tenants as CAM.
(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

3Q 2017 SUPPLEMENTAL	27

DEVELOPMENT ACTIVITY SUMMARY (1)
As of September 30, 2017
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST (4)	EXPECTED STABILIZED RATE OF RETURN (4)	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
Redevelopments	$920	$898	$682	7%	$563	$430

Premium Outlets
New Developments	$144	$121	$121	9%	$33	$33
Redevelopments	$106	$95	$48	11%	$34	$17
The Mills
New Developments	$173	$173	$87	6%	$89	$44
Redevelopments	$44	$43	$41	7%	$30	$29
Totals	$1,387	$1,330	$979	7%	$749	$553

Notes:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box/restaurant additions with budgeted gross costs in excess of $2 million. Includes both domestic and international properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary and no assurance can be given that expected returns will be achieved.

3Q 2017 SUPPLEMENTAL	28

DEVELOPMENT ACTIVITY REPORT (1)
As of September 30, 2017

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Malls - Redevelopments
Coconut Point - Estero, FL	Total Wine & More and Tuesday Morning	10/17	50%
La Plaza Mall - McAllen, TX	Redevelopment and 221,000 SF expansion	10/17	100%
Southdale Center - Edina (Minneapolis), MN	AMC Theatre Redevelopment	10/17	100%
Tacoma Mall - Tacoma (Seattle), WA	Dick's Sporting Goods	10/17	100%
Galleria, The - Houston, TX	Life Time Tennis redevelopment	11/17	50%
Greenwood Park Mall - Greenwood (Indianapolis), IN	Regal Cinema Redevelopment	11/17	100%
Ingram Park Mall - San Antonio, TX	Redevelopment	11/17	100%
Lakeline Mall - Cedar Park (Austin), TX	AMC Theatre (opened 8/17) and interior court redevelopment (11/17)	11/17	100%
Mall of Georgia - Buford (Atlanta), GA	Redevelopment	12/17	100%
Shops at Riverside, The - Hackensack (New York), NJ	Redevelopment (12/17) including an AMC Theatre (opened 9/17) in the former Saks building	12/17	100%
Treasure Coast Square - Jensen Beach, FL	Regal Cinema Redevelopment	2/18	100%
Aventura Mall - Miami Beach (Miami), FL	175,000 SF expansion	3/18	33%
Forum Shops at Caesars, The - Las Vegas, NV	The Slanted Door	4/18	100%
Plaza Carolina - Carolina (San Juan), PR	Caribbean Cinemas	4/18	100%
Prien Lake Mall - Lake Charles, LA	T.J. Maxx/Home Goods	4/18	100%
West Town Mall - Knoxville, TN	Redevelopment	4/18	50%
Copley Place Office - Boston, MA	Wayfair expansion Phase IV	5/18	94%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Marshalls (4/18) and Dave & Buster's (5/18)	5/18	50%
Northshore Mall - Peabody (Boston), MA	Redevelopment to include three new restaurants	5/18	56%
Phipps Plaza - Atlanta, GA	Relocation of Frontgate (10/17) and addition of Grand Lux Café and Public Kitchen	5/18	100%
Woodfield Mall - Schaumburg (Chicago), IL	Dining pavilion redevelopment	5/18	50%
Auburn Mall - Auburn, MA	Redevelopment of the former Macy's Home Store building	6/18	56%
Fashion Valley - San Diego, CA	North Italia	9/18	50%

3Q 2017 SUPPLEMENTAL	29

DEVELOPMENT ACTIVITY REPORT (1)
As of September 30, 2017

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE
King of Prussia - King of Prussia (Philadelphia), PA	Eddie V's Prime Seafood	10/18	100%
Southdale Center - Edina (Minneapolis), MN	146 room Homewood Suites	10/18	50%
College Mall - Bloomington, IN	Redevelopment including the addition of Ulta and small shops (10/17) and 365 by Whole Foods	11/18	100%
Phipps Plaza - Atlanta, GA	Ecco Restaurant	11/18	100%
Town Center at Boca Raton - Boca Raton (Miami), FL	Redevelopment	11/18	100%

Premium Outlets - New Developments
Denver Premium Outlets - Thornton (Denver), CO	328,000 SF upscale Premium Outlet Center	9/18	100%

Premium Outlets - Redevelopments
Toronto Premium Outlets - Toronto, Ontario, Canada	Redevelopment and 145,000 SF expansion (11/18) and addition of parking deck (11/17)	11/18	50%

The Mills - New Development
Premium Outlet Collection Edmonton IA - Edmonton, Canada	428,000 SF upscale Premium Outlet Center	5/18	50%

The Mills - Redevelopments
Great Mall - Milpitas (San Jose), CA	Redevelopment	11/17	100%
Outlets at Orange, The - Orange (Los Angeles), CA	Nike Factory Store relocation (opened 9/17) and Adidas (12/17)	12/17	50%
Sawgrass Mills - Sunrise (Miami), FL	Texas de Brazil (opened 3/17) and Yard House (12/17)	12/17	100%
Gurnee Mills - Gurnee (Chicago), IL	Redevelopment	5/18	100%
(1)
Projects listed represent projects that are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box/restaurant additions with budgeted gross costs in excess of $2 million.

3Q 2017 SUPPLEMENTAL	30

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings during the First Nine Months of 2017
Coconut Point - Estero, FL	Mall	Total Wine & More	Sports Authority
College Mall - Bloomington, IN	Mall	B.J.'s Restaurant & Brewhouse	N/A
		Ulta	Sears
Colorado Mills - Lakewood (Denver), CO	Mills	Dick's Sporting Goods	Sports Authority
Del Amo Fashion Center - Torrence (Los Angeles), CA	Mall	Dick's Sporting Goods	Macy's Home Store
Galleria, The - Houston, TX	Mall	Life Time Tennis	Galleria Tennis & Athletic Club
		Yauatcha Restaurant	N/A
Grapevine Mills - Grapevine (Dallas), TX	Mills	Fieldhouse USA	JC Penney Outlet
Great Mall - Milpitas (San Jose), CA	Mills	Dick's Sporting Goods	Sports Authority
Gurnee Mills - Gurnee (Chicago), IL	Mills	Floor & Décor	Shoppers World
King of Prussia - King of Prussia (Philadelphia), PA	Mall	Outback Steakhouse	Sears
		True Food Kitchen	N/A
		Yard House	Sears
Lakeline Mall - Cedar Park (Austin), TX	Mall	AMC Theatre	Regal Cinema
Ontario Mills - Ontario (Riverside), CA	Mills	Skechers Superstore	Neiman Marcus Last Call
Opry Mills - Nashville, TN	Mills	Madame Tussauds	Barnes & Noble
Outlets at Orange, The - Orange (Los Angeles), CA	Mills	Nike Factory Store	Sports Authority
Ross Park Mall - Pittsburgh, PA	Mall	Restoration Hardware	N/A
Sawgrass Mills - Sunrise (Miami), FL	Mills	Dick's Sporting Goods	Sports Authority
		T.J. Maxx	American Signature Furniture
		Matchbox Restaurant	N/A
		Texas de Brazil	N/A
Shops at Riverside, The - Hackensack (New York), NJ	Mall	AMC Theatre	Saks Fifth Avenue
		The Cheesecake Factory (relocated)	Saks Fifth Avenue
Smith Haven Mall - Lake Grove (New York), NY	Mall	L.L. Bean	N/A
South Shore Plaza - Braintree (Boston), MA	Mall	Primark	Sears (2)
Southridge Mall - Greendale (Milwaukee), WI	Mall	Marcus Cinema	N/A

Openings Projected for the Remainder of 2017
Coconut Point - Estero, FL	Mall	Tuesday Morning	Sports Authority
Galleria, The - Houston, TX	Mall	Fig & Olive	Saks Fifth Avenue (1)
Katy Mills - Katy (Houston), TX	Mills	RH Outlet	Bed Bath & Beyond
Outlets at Orange, The - Orange (Los Angeles), CA	Mills	Adidas	Nike Factory Store (1)
Sawgrass Mills - Sunrise (Miami), FL	Mills	H&M	T.J. Maxx
		Yard House	N/A
Tacoma Mall - Tacoma (Seattle), WA	Mall	Dick's Sporting Goods	Forever 21 (1)

3Q 2017 SUPPLEMENTAL	31

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings Projected for 2018 and Beyond
Cape Cod Mall - Hyannis, MA	Mall	Ryan's Family Amusement Center	N/A
Coddingtown Mall - Santa Rosa, CA	Mall	Crunch Fitness	Beverly's Crafts
College Mall - Bloomington, IN	Mall	365 by Whole Foods	Sears
Del Amo Fashion Center - Torrence (Los Angeles), CA	Mall	Dave & Buster's	N/A
		EMC Seafood	N/A
		Marshalls	N/A
Falls, The - Miami, FL	Mall	Shake Shack	N/A
Fashion Valley - San Diego, CA	Mall	North Italia	N/A
Forum Shops at Caesars, The - Las Vegas, NV	Mall	The Slanted Door	N/A
Galleria, The - Houston, TX	Mall	Nobu	Saks Fifth Avenue (1)
		Spice Route	Saks Fifth Avenue (1)
		Blanco Tacos + Tequila	Saks Fifth Avenue (1)
Gurnee Mills - Gurnee (Chicago), IL	Mills	Dick's Sporting Goods	Sports Authority
King of Prussia - King of Prussia (Philadelphia), PA	Mall	Eddie V's Prime Seafood	N/A
Lehigh Valley Mall - Whitehall, PA	Mall	Bob's Discount Furniture	H.H. Gregg
Mall at Rockingham Park, The - Salem (Boston), NH	Mall	Cinemark Theatre	N/A
Mall of Georgia - Buford (Atlanta), GA	Mall	Seasons 52	N/A
Ontario Mills - Ontario (Riverside), CA	Mills	Aki-Home	Sports Authority
Orland Square - Orland Park (Chicago), IL	Mall	AMC Theatre	Sears (2)
Phipps Plaza - Atlanta, GA	Mall	Ecco Restaurant	N/A
		The Public Kitchen & Bar	N/A
		Grand Lux Café	N/A

3Q 2017 SUPPLEMENTAL	32

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Plaza Carolina - Carolina (San Juan), PR	Mall	Caribbean Cinemas	Sports Authority
Prien Lake Mall - Lake Charles, LA	Mall	T.J. Maxx/HomeGoods	JC Penney (2)
Rockaway Townsquare - Rockaway (New York), NJ	Mall	The Cheesecake Factory	N/A
Sawgrass Mills - Sunrise (Miami), FL	Mills	Seasons 52	N/A
Southdale Center - Edina (Minneapolis), MN	Mall	Restoration Hardware	N/A
		Shake Shack	N/A
		Life Time Athletic	JC Penney
Tyrone Square - St. Petersburg (Tampa), FL	Mall	Dick's Sporting Goods Lucky's Market PetSmart	Sears Sears Sears
Woodfield Mall - Schaumburg (Chicago), IL	Mall	Shake Shack	N/A
(1)
Tenant has an existing store at this center but will relocate or has relocated to a new location.
(2)
Tenant to remain in a portion of its existing space.

3Q 2017 SUPPLEMENTAL	33

DENSIFICATION PROJECTS

PROPERTY NAME/LOCATION	PROPERTY TYPE	PROJECT DESCRIPTION
Openings in 2016
Phipps Plaza - Atlanta, GA	Hotel	166 room AC Hotel by Marriott

Openings in 2017
Phipps Plaza - Atlanta, GA	Residential	319 residential units
The Shops at Clearfork - Fort Worth, TX	Office	130,000 SF of Class A office space
Houston Premium Outlets - Cypress (Houston), TX	Hotel	95 room Holiday Inn Express
Coconut Point - Estero, FL	Hotel	114 room Town Place Suites
Woodland Hills Mall - Tulsa, OK	Hotel	110 room Holiday Inn Express

Openings Projected for 2018 and Beyond
Allen Premium Outlets - Allen (Dallas), TX	Hotel	101 room Staybridge Suites
Arundel Mills - Hanover (Baltimore), MD	Hotel	310 room Live! Hotel with 1,500 seat concert venue
Auburn Mall - Auburn, MA	Office	Reliant Medical - 88,000 SF
Roosevelt Field - Garden City (New York), NY	Hotel	163 room Residence Inn by Marriott
Sawgrass Mills - Sunrise (Miami), FL	Hotel	170 room AC Hotel by Marriott
Southdale Center - Edina (Minneapolis), MN	Hotel	146 room Homewood Suites by Hilton

3Q 2017 SUPPLEMENTAL	34

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2016 through September 30, 2017

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2016	313,074,574	47,276,095
Activity During the First Six Months of 2017:
Exchange of Limited Partnership Units for Common Stock	107,242	(107,242)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(16,161)	–
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	76,174	103,941
Repurchase of Simon Property Group Common Stock in open market	(2,399,051)	–

Number Outstanding at June 30, 2017	310,842,778	47,272,794

Third Quarter Activity:
Exchange of Limited Partnership Units for Common Stock	17,609	(17,609)

Number Outstanding at September 30, 2017	310,860,387	47,255,185

Number of Limited Partnership Units and Common Shares at September 30, 2017	358,115,572

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF SEPTEMBER 30, 2017
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards and earned LTIP units issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on September 30, 2017 was $75.50 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

3Q 2017 SUPPLEMENTAL	35

CREDIT PROFILE
(As of September 30, unless otherwise indicated)

DEBT TO TOTAL MARKET CAPITALIZATION

40%
37%
34%
31%
28%
25%
34.8%
29.0%
29.3%
31.6%
34.3%
2013
2014
2015
2016
9/30/17

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
10%
16.7%
13.4%
13.3%
14.0%
15.5%
2013
2014
2015
2016
9/30/17

FIXED CHARGE COVERAGE

5.2
5.0
4.8
4.6
4.4
4.2
4.0
3.8
3.6
3.4
3.2
3.0
3.4
3.8
4.5
5.0
5.1
2013
2014(1)(2)
2015(3)
2016(4)
TTM 9/30/17(4)

NET DEBT TO NOI

7.0
6.5
6.0
5.5
5.0
4.5
4.0
5.7
5.4
5.6
5.6
5.6
2013
2014(1)
2015
2016
TTM 9/30/17

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
53%
58%
61%
62%
65%
2013
2014(1)(2)
2015(3)
2016(4)
TTM 9/30/17(4)

WEIGHTED AVERAGE INTEREST RATE/YEARS TO MATURITY

5.05%
4.85%
4.65%
4.45%
4.25%
4.05%
3.85%
3.65%
3.45%
3.25%
7.2
6.8
6.4
6.0
5.6
5.2
4.8
4.78%
4.39%
3.91%
3.53%
3.40%
5.5
6.1
5.9
7.0
6.8
Interest Rate
Years to Maturity
2013
2014
2015
2016
9/30/17

(1)
Includes WPG properties NOI and FFO through the effective date of the WPG spin-off, net of transaction expenses related to the spin-off of WPG.
(2)
Includes a $0.35 per share charge for loss on extinguishment of debt.
(3)
Includes a $0.33 per share charge for loss on extinguishment of debt and $0.22 per share for gain upon sale of marketable securities.
(4)
Includes a charge for loss on extinguishment of debt of $0.38 per share and $0.36 per share in the fourth quarter of 2016 and the second quarter of 2017, respectively.

3Q 2017 SUPPLEMENTAL	36

SUMMARY OF INDEBTEDNESS
As of September 30, 2017
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$6,025,676	$5,910,426	4.04%	6.7
Variable Rate Debt	854,520	805,676	2.34%	4.2

Total Mortgage Debt	6,880,196	6,716,102	3.83%	6.4
Unsecured Debt
Fixed Rate	15,112,901	15,112,901	3.17%	8.1
Revolving Credit Facility - USD Currency	235,000	235,000	2.01%	4.7
Supplemental Credit Facility - USD Currency	125,000	125,000	2.03%	2.7
Supplemental Credit Facility - Yen Currency	197,884	197,884	0.80%	2.7

Total Revolving Credit Facilities	557,884	557,884	1.58%	3.6
Global Commercial Paper - USD	995,123	995,123	1.26%	0.2

Total Unsecured Debt	16,665,908	16,665,908	3.00%	7.5
Premium	18,131	18,131
Discount	(46,185)	(46,185)
Debt Issuance Costs	(107,693)	(106,740)

Consolidated Mortgages and Unsecured Indebtedness (1)	$23,410,357	$23,247,216	3.23%	7.2

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$12,802,712	$6,162,979	4.08%	6.0
Variable Rate Debt	1,442,122	632,760	2.67%	3.0
TMLP Debt (2)	429,798	163,323	–	–

Total Mortgage Debt	14,674,632	6,959,062	3.95%	5.7
Premium	2,920	1,459
Discount	–	–
Debt Issuance Costs	(56,763)	(26,617)

Joint Venture Mortgages and Other Indebtedness (1)	$14,620,789	$6,933,904	3.95%	5.7

Our Share of Total Indebtedness		$30,181,120	3.40%	6.8

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	94.3%	$21,910,800	3.31%	7.4
Variable	5.7%	1,336,416	2.03%	4.0

	100.0%	23,247,216	3.23%	7.2
Joint Venture
Fixed	90.9%	$6,305,983	4.08%	6.0
Variable	9.1%	627,921	2.67%	2.7

	100.0%	6,933,904	3.95%	5.7

Total Debt		$30,181,120

Total Fixed Debt	93.5%	$28,216,783	3.48%	7.1

Total Variable Debt	6.5%	$1,964,337	2.23%	3.6

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 21 on the Property and Debt information.

3Q 2017 SUPPLEMENTAL	37

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of September 30, 2017
(In thousands)

YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2017	$995,123	1.26%	$282,182	—	$31,927	—	$1,309,232	1.26%
2018	750,000	1.50%	51,337	—	119,764	2.32%	921,101	1.56%
2019	600,000	2.20%	136,028	7.79%	356,760	2.56%	1,092,788	2.83%
2020	1,708,972	2.20%	699,722	4.05%	1,121,802	4.19%	3,530,496	3.19%
2021	2,150,000	3.81%	975,945	3.25%	951,599	4.44%	4,077,544	3.83%
2022	2,871,088	2.29%	824,365	3.46%	897,801	3.94%	4,593,254	2.85%
2023	500,000	2.75%	752,308	3.86%	447,510	3.38%	1,699,818	3.42%
2024	1,500,000	3.53%	167,123	3.33%	1,133,094	4.15%	2,800,217	3.77%
2025	1,190,725	2.38%	572,711	4.31%	747,069	3.68%	2,510,505	3.21%
2026	1,550,000	3.28%	2,061,687	3.89%	843,108	3.76%	4,454,795	3.66%
2027	750,000	3.38%	146,280	4.00%	293,058	3.66%	1,189,338	3.52%
Thereafter	2,100,000	5.10%	46,414	3.85%	15,570	4.46%	2,161,984	5.06%

Face Amounts of Indebtedness	$16,665,908	3.00%	$6,716,102	3.83%	$6,959,062	3.95%	$30,341,072	3.40%
Premiums (Discounts) on Indebtedness, Net	(46,185)		18,131		1,459		(26,595)
Debt Issuance Costs	(78,214)		(28,526)		(26,617)		(133,357)

Our Share of Total Indebtedness	$16,541,509		$6,705,707		$6,933,904		$30,181,120

3Q 2017 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of September 30, 2017

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,103	(2)
2.	Auburn Mall	MA	Auburn	56.4%		584,573	09/01/20		6.02%	Fixed	37,966	21,401
3.	Aventura Mall(3)	FL	Miami Beach (Miami)	33.3%		2,087,269	12/01/20		3.75%	Fixed	1,200,000	400,000
							12/30/20	(8)	3.18%	Variable	153,620	51,202
4.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,112,613	02/06/23		3.60%	Fixed	110,000	27,500
5.	Barton Creek Square	TX	Austin	100.0%		1,429,128	(2)
6.	Battlefield Mall	MO	Springfield	100.0%		1,201,369	09/01/22		3.95%	Fixed	120,427	120,427
7.	Bay Park Square	WI	Green Bay	100.0%		711,973	(2)
8.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,228	(2)
9.	Briarwood Mall	MI	Ann Arbor	50.0%		979,408	09/01/26		3.29%	Fixed	165,000	82,500
10.	Brickell City Centre	FL	Miami	25.0%		476,799	(2)
11.	Broadway Square	TX	Tyler	100.0%		626,927	(2)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,312,594	(2)
13.	Cape Cod Mall	MA	Hyannis	56.4%		718,363	03/06/21		5.75%	Fixed	90,825	51,198
14.	Castleton Square	IN	Indianapolis	100.0%		1,381,383	(2)
15.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,317	(2)
16.	Coconut Point	FL	Estero	50.0%		1,205,436	10/01/26		3.95%	Fixed	190,000	95,000
17.	Coddingtown Mall	CA	Santa Rosa	50.0%		822,222	07/28/21	(8)	2.88%	Variable	10,200	10,200
18.	College Mall	IN	Bloomington	100.0%		577,784	(2)
19.	Columbia Center	WA	Kennewick	100.0%		795,185	(2)
20.	Copley Place	MA	Boston	94.4%	(7)	1,257,576	(2)
21.	Coral Square	FL	Coral Springs (Miami)	97.2%		944,133	(2)
22.	Cordova Mall	FL	Pensacola	100.0%		929,565	(2)
23.	Crystal Mall	CT	Waterford	78.2%		782,987	06/06/22		4.46%	Fixed	89,944	70,323
24.	Dadeland Mall	FL	Miami	50.0%		1,497,237	12/05/21		4.50%	Fixed	421,011	210,505
25.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,440,576	06/01/27		3.66%	Fixed	585,000	292,500
26.	Domain, The	TX	Austin	100.0%		1,233,899	08/01/21		5.44%	Fixed	189,452	189,452
27.	Dover Mall	DE	Dover	68.1%		928,239	08/06/21		5.57%	Fixed	85,750	58,387
28.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,436	08/11/22		4.71%	Fixed	105,416	59,423
29.	Empire Mall	SD	Sioux Falls	100.0%		1,125,747	12/01/25		4.31%	Fixed	190,000	190,000
30.	Falls, The	FL	Miami	50.0%		836,740	09/01/26		3.45%	Fixed	150,000	75,000
31.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,242	07/01/21		5.11%	Fixed	40,000	17,000
							07/01/21		4.87%	Fixed	410,000	174,250
32.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		710,023	(2)
33.	Fashion Valley	CA	San Diego	50.0%		1,718,271	01/04/21		4.30%	Fixed	443,391	221,696
34.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		998,300	(2)
35.	Florida Mall, The	FL	Orlando	50.0%		1,718,390	09/05/20		5.25%	Fixed	331,449	165,725
36.	Forum Shops at Caesars, The	NV	Las Vegas	100.0%		670,366	(2)
37.	Galleria, The	TX	Houston	50.4%		2,016,083	03/01/25		3.55%	Fixed	1,200,000	604,440

3Q 2017 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of September 30, 2017

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
38.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,113	(2)
39.	Haywood Mall	SC	Greenville	100.0%		1,237,304	(2)
40.	Independence Center	MO	Independence (Kansas City)	100.0%		884,545	07/10/17		5.94%	Fixed	200,000	200,000
41.	Ingram Park Mall	TX	San Antonio	100.0%		1,112,124	06/01/21		5.38%	Fixed	131,398	131,398
42.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,660,238	(2)
43.	La Plaza Mall	TX	McAllen	100.0%		1,085,932	(2)
44.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,686	(2)
45.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,181,112	07/05/20	(30)	5.88%	Fixed	124,793	62,397
46.	Lenox Square	GA	Atlanta	100.0%		1,558,889	(2)
47.	Livingston Mall	NJ	Livingston (New York)	100.0%		977,947	(2)
48.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,024,179	06/01/26		4.04%	Fixed	262,000	73,845
49.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,123,012	05/01/23		3.56%	Fixed	121,917	60,959
50.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,845,086	(2)
51.	Mall of New Hampshire, The	NH	Manchester	56.4%		794,016	07/01/25		4.11%	Fixed	150,000	84,555
52.	McCain Mall	AR	N. Little Rock	100.0%		793,537	(2)
53.	Meadowood Mall	NV	Reno	50.0%		899,850	11/06/21		5.82%	Fixed	115,007	57,504
54.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,334,020	(2)
55.	Miami International Mall	FL	Miami	47.8%		1,082,527	02/06/24		4.42%	Fixed	160,000	76,442
56.	Midland Park Mall	TX	Midland	100.0%		629,950	09/06/22		4.35%	Fixed	77,590	77,590
57.	Miller Hill Mall	MN	Duluth	100.0%		831,739	(2)
58.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,100,051	05/01/24		4.57%	Fixed	100,000	79,351
59.	North East Mall	TX	Hurst (Dallas)	100.0%		1,669,336	(2)
60.	Northgate Mall	WA	Seattle	100.0%		1,045,727	(2)
61.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,593,445	07/05/23		3.30%	Fixed	251,015	141,498
62.	Ocean County Mall	NJ	Toms River (New York)	100.0%		898,526	(2)
63.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,230,078	(2)
64.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,335,481	12/07/20		4.77%	Fixed	62,895	53,800
65.	Penn Square Mall	OK	Oklahoma City	94.5%		1,064,791	01/01/26		3.84%	Fixed	310,000	292,938
66.	Pheasant Lane Mall	NH	Nashua		(10)	979,531	(2)
67.	Phipps Plaza	GA	Atlanta	100.0%		823,496	(2)
68.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,158,424	07/27/21		2.33%	Variable	225,000	225,000
69.	Prien Lake Mall	LA	Lake Charles	100.0%		782,639	(2)
70.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,471	05/01/26		4.50%	Fixed	180,000	90,000
71.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,246,396	(2)
72.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,376,641	(2)
73.	Ross Park Mall	PA	Pittsburgh	100.0%		1,239,139	(2)
74.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		692,038	(2)
75.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,103	11/01/23		4.69%	Fixed	120,000	113,328

3Q 2017 SUPPLEMENTAL	40

PROPERTY AND DEBT INFORMATION
As of September 30, 2017

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
76.	Shops at Clearfork, The	TX	Fort Worth	45.0%		418,491	03/18/21	(8)	2.98%	Variable	129,185	58,133
77.	Shops at Crystals, The	NV	Las Vegas	50.0%		262,305	07/01/26		3.74%	Fixed	550,000	275,000
78.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,249,937	02/01/23		3.61%	Fixed	295,000	150,450
79.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,928	(2)
80.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		699,863	02/01/23		3.37%	Fixed	130,000	130,000
81.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,301,263	05/29/20	(8)	2.43%	Variable	180,000	45,000
82.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,581	11/01/22		4.01%	Fixed	100,214	56,491
83.	South Hills Village	PA	Pittsburgh	100.0%		1,128,787	(2)
84.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,587,208	(2)
85.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,298,177	04/01/23		3.84%	Fixed	148,272	148,272
86.	SouthPark	NC	Charlotte	100.0%		1,676,300	(2)
87.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,220,716	06/06/23		3.85%	Fixed	119,973	119,973
88.	Springfield Mall(3)	PA	Springfield (Philadelphia)	50.0%		610,063	10/06/25		4.45%	Fixed	63,106	31,553
89.	Square One Mall	MA	Saugus (Boston)	56.4%		929,704	01/06/22		5.47%	Fixed	91,764	51,727
90.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,418	(2)
91.	St. Johns Town Center	FL	Jacksonville	50.0%		1,392,333	09/11/24		3.82%	Fixed	350,000	175,000
92.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,343,587	(2)
93.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,298,869	09/05/26		3.50%	Fixed	330,000	164,668
94.	Summit Mall	OH	Akron	100.0%		776,579	10/01/26		3.31%	Fixed	85,000	85,000
95.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,320,058	(2)
96.	Tippecanoe Mall	IN	Lafayette	100.0%		862,542	(2)
97.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,778,257	(2)
98.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,280,873	05/01/22		4.76%	Fixed	189,661	189,661
99.	Towne East Square	KS	Wichita	100.0%		1,145,860	(2)
100.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,256	(2)
101.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		960,634	(2)
102.	University Park Mall	IN	Mishawaka	100.0%		918,731	(2)
103.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,717	(2)
104.	West Town Mall	TN	Knoxville	50.0%		1,341,519	07/01/22		4.37%	Fixed	210,000	105,000
105.	Westchester, The	NY	White Plains (New York)	40.0%		809,717	05/05/20		6.00%	Fixed	333,861	133,544
106.	White Oaks Mall	IL	Springfield	80.7%		926,465	06/01/23	(8)	3.97%	Variable	50,750	40,944
107.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,431	11/01/26		4.15%	Fixed	162,722	153,764
108.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,141,664	03/05/24		4.50%	Fixed	421,610	210,805
109.	Woodland Hills Mall	OK	Tulsa	94.5%		1,091,514	04/05/19		7.79%	Fixed	87,800	82,944

	Total Mall Square Footage					122,668,950

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		230,125	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		672,896	04/01/22		4.81%	Fixed	80,954	40,477
3.	Pier Park	FL	Panama City Beach	65.6%		895,979	(2)
4.	University Park Village	TX	Fort Worth	100.0%		160,130	05/01/28		3.85%	Fixed	55,000	55,000

	Total Lifestyle Centers Square Footage					1,959,130

3Q 2017 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of September 30, 2017

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,551	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	542,854	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	283,097	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	682,627	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	675,393	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,371	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,759	12/01/22		3.36%	Fixed	45,599	45,599
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,710	11/24/19	(8)	2.68%	Variable	90,000	45,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,607	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,705	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	389,984	11/20/20	(8)	2.73%	Variable	141,499	93,389
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,094	(2)
13.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	650,190	(2)
14.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,787	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,731	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,529	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,170	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,654	06/19/19	(8)	2.63%	Variable	83,921	41,963
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	416,339	04/01/23		3.66%	Fixed	116,900	116,900
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,137	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,027	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,072	02/06/26		4.26%	Fixed	77,000	77,000
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	541,942	(2)
24.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,536	(2)
25.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,429	(2)
26.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
27.	Kittery Premium Outlets	ME	Kittery	100.0%	259,006	(2)
28.	Las Americas Premium Outlets	CA	San Diego	100.0%	554,073	(2)
29.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,113	(2)
30.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,408	(2)
31.	Lee Premium Outlets	MA	Lee	100.0%	224,833	06/01/26	(15)	4.17%	Fixed	52,884	52,884
32.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,225	(2)
33.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,745	(2)
34.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,988	07/01/23		3.78%	Fixed	124,909	124,909
35.	Napa Premium Outlets	CA	Napa	100.0%	179,200	(2)
36.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,173	(2)
37.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,560	(2)
38.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,554	(2)
39.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,605	(2)

3Q 2017 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of September 30, 2017

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,891	(2)
41.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,714	(2)
42.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
43.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,498	(2)
44.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,416	09/01/26	(17)	3.33%	Fixed	36,287	36,287
45.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,616	09/01/27		4.00%	Fixed	145,000	145,000
46.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	349,986	07/26/21		2.33%	Variable	160,000	160,000
47.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,462	09/01/26	(17)	3.33%	Fixed	63,747	63,747
48.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	604,105	(2)
49.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,686	(2)
50.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,968	(2)
51.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	732,709	(2)
52.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,822	(2)
53.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,945	06/01/22		3.93%	Fixed	100,000	50,000
54.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,703	(2)
55.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,505	10/06/24		4.06%	Fixed	95,000	57,000
56.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,504	(2)
57.	Tanger Outlets - Columbus(3)	OH	Sunbury (Columbus)	50.0%	355,281	11/28/21	(8)	2.88%	Variable	85,000	42,500
58.	Tanger Outlets - Galveston/Houston(3)	TX	Texas City	50.0%	352,705	07/01/22	(8)	2.88%	Variable	80,000	40,000
59.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,595	12/01/22		3.41%	Fixed	111,141	111,141
60.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,437	(2)
61.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,930	11/06/24		4.32%	Fixed	115,000	40,250
62.	Vacaville Premium Outlets	CA	Vacaville	100.0%	440,305	(2)
63.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,321	(2)
64.	Waterloo Premium Outlets	NY	Waterloo	100.0%	417,844	(2)
65.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,317	02/06/26		4.23%	Fixed	185,000	185,000
66.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,845	(2)
67.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	901,534	(2)
68.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	660,101	(2)

	Total U.S. Premium Outlet Square Footage				30,219,350

3Q 2017 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of September 30, 2017

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,236,782	07/01/20		5.76%	Fixed	156,932	156,932
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,663,747	02/06/24		4.29%	Fixed	385,000	228,113
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,411,782	11/01/24		4.28%	Fixed	136,000	51,000
							07/01/21		5.04%	Fixed	26,662	9,998
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,361,944	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,656	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,365,933	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,935,925	10/01/26		3.99%	Fixed	270,714	270,714
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,789,591	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,299,691	11/01/20		3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,436,173	03/05/22		4.25%	Fixed	314,218	157,109
11.	Opry Mills	TN	Nashville	100.0%		1,168,337	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	50.0%		866,972	04/01/24		4.22%	Fixed	215,000	107,500
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,540,263	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,273,535	(2)

	Total The Mills Square Footage					21,132,331

	Other Properties
	Bangor Mall, Calhoun Outlet Marketplace, Circle Centre, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Lebanon Outlet Marketplace, Liberty Tree Mall, Liberty Village Outlet Marketplace, Lincoln Plaza, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, and Sugarloaf Mills							(15)(21)			672,948	325,474

	Total Other Properties Square Footage					7,216,473

	TOTAL U.S. SQUARE FOOTAGE (11)(24)					183,196,234

3Q 2017 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of September 30, 2017

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	05/25/22	(20)	1.90%	Fixed	108,693	97,824

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	365,800	06/01/24	(23)	3.10%	Fixed	96,216	48,108
3.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	358,400	06/01/22	(23)	3.11%	Fixed	136,305	68,153
4.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	242,000	06/19/18	(14)	3.10%	Variable	87,114	39,201

	Subtotal Canada Square Footage				966,200
	GERMANY
5.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/21	(20)	2.49%	Fixed	49,455	34,866

	Subtotal Germany Square Footage				191,500
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/22	(20)	2.50%	Variable	81,973	73,776

	Subtotal France Square Footage				269,000
	ITALY
7.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	288,000	02/15/22	(20)	2.50%	Variable	158,398	142,559
8.	Noventa Di Piave Designer Outlet	Venice		90.0%	324,000	06/30/20	(20)	1.67%	Variable	107,512	96,761

	Subtotal Italy Square Footage				612,000
	JAPAN
9.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.77%	Fixed	55,036	22,014
10.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	02/28/18	(25)	0.36%	Variable	2,332	933
11.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/20	(25)	0.43%	Variable	30,343	12,137
12.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	416,500	07/31/22	(25)	0.31%	Variable	8,888	3,555
13.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	05/31/18	(25)	0.43%	Variable	1,511	604
14.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	10/31/18	(25)	0.40%	Variable	5,065	2,026
15.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	365,900	05/31/18	(25)	0.36%	Variable	29,863	11,945
						05/29/22	(25)	0.38%	Fixed	44,438	17,775
16.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	05/31/20	(25)	0.90%	Variable	5,530	2,212
						11/30/19	(25)	0.38%	Fixed	26,663	10,665
17.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	07/31/21	(25)	0.39%	Variable	14,487	5,795

	Subtotal Japan Square Footage				3,233,000

3Q 2017 SUPPLEMENTAL	45

PROPERTY AND DEBT INFORMATION
As of September 30, 2017

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	KOREA
18.	Busan Premium Outlets	Busan		50.0%		360,200	06/20/22	(26)	3.39%	Fixed	99,783	49,892
19.	Paju Premium Outlets	Paju (Seoul)		50.0%		442,900	03/27/20	(26)	3.79%	Fixed	70,629	35,315
20.	Siheung Premium Outlets	Siheung (Seoul)		50.0%		444,400	03/15/23	(26)	3.28%	Fixed	112,798	56,399
21.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%		551,600	09/06/20	(26)	4.10%	Fixed	72,975	36,488

	Subtotal South Korea Square Footage					1,799,100
	MALAYSIA
22.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%		278,000	02/14/24	(27)	5.37%	Fixed	21,424	10,712
23.	Johor Premium Outlets	Johor (Singapore)		50.0%		264,400	10/14/20	(27)	5.02%	Variable	6,762	3,381

	Subtotal Malaysia Square Footage					542,400
	MEXICO
24.	Premium Outlets Punta Norte	Mexico City		50.0%		333,000	(2)

	Subtotal Mexico Square Footage					333,000
	NETHERLANDS
25.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond			(28)	298,000	12/18/21	(20)	1.88%	Fixed	271,734	244,561
							07/12/20	(20)	2.50%	Variable	55,528	28,458
26.	Rosada Designer Outlet	Roosendaal		94.0%		247,500	05/25/24	(8)(20)	1.85%	Variable	70,887	66,634

	Subtotal Netherlands Square Footage					545,500
	UNITED KINGDOM
27.	Ashford Designer Outlet	Kent		45.0%		183,000	02/22/22	(5)	2.29%	Variable	56,124	25,256

	Subtotal United Kingdom Square Footage					183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(29)					8,792,700

	TOTAL SQUARE FOOTAGE					191,988,934

	Other Secured Indebtedness:							(13)			229,063	114,532

	TOTAL SECURED INDEBTEDNESS											$13,675,164	(6)

	Our Share of Consolidated Mortgage Debt											$6,716,102

	Our Share of Joint Venture Mortgage Debt											$6,959,062

3Q 2017 SUPPLEMENTAL	46

PROPERTY AND DEBT INFORMATION
As of September 30, 2017

	DEBT INFORMATION

UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000's) TOTAL
Global Commercial Paper - USD	12/18/17	(12)	1.26%	Fixed	995,123
Simon Property Group, LP (Sr. Notes)	02/01/18		1.50%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/19		2.20%	Fixed	600,000
Supplemental Credit Facility - Yen Currency	06/30/20	(8)(19)	0.80%	Variable	197,884
Supplemental Credit Facility - USD Currency	06/30/20	(8)	2.03%	Variable	125,000
Simon Property Group, LP (Sr. Notes)	09/01/20		2.50%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(22)	2.38%	Fixed	886,088
Simon Property Group, LP (Sr. Notes)	03/01/21		4.38%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	06/15/22		2.63%	Fixed	600,000
Revolving Credit Facility - USD Currency	06/30/22	(8)	2.01%	Variable	235,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	886,088
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	590,725
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000

Total Unsecured Indebtedness					$16,665,908	(18)

3Q 2017 SUPPLEMENTAL	47

PROPERTY AND DEBT INFORMATION
As of September 30, 2017

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of September 30, 2017: 1M LIBOR at 1.23%; 1M EUR LIBOR at -.40%; 1M EURIBOR at -.37%; 3M EURIBOR at -.33%; 6M EURIBOR at -.27%; 3m GBP LIBOR at 0.34%; 1M YEN TIBOR at 0.03%; 6M YEN TIBOR at .11%; 1M YEN LIBOR at –0.05%; 1M CDOR at 1.25%; Cost of Funds rate at 3.52% and 91 Day Korean CD rate at 1.38%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amount shown in USD equivalent; GBP equivalent is 41.9 million.
(6)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $192.3 million of payment guarantees provided by the Operating Partnership (of which $10.8 million is recoverable from our venture partner under the partnership agreement).
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Reflects the latest maturity date and weighted average interest rate of all outstanding tranches of commercial paper at September 30, 2017.
(13)
Consists of six loans with interest rates ranging from 2.45% to 4.46% and maturities between 2019 and 2035.
(14)
Amount shown in USD equivalent; CAD equivalent is 108.6 million.
(15)
These three properties (which includes Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Amounts shown in USD equivalent. Balance includes borrowings on multi-currency tranche of Yen 22.3 billion.
(20)
Amount shown in USD equivalent; Euro equivalent is 765.3 million.
(21)
Consists of eight encumbered properties with interest rates ranging from 3.41% to 7.32% and maturities between 2017 and 2026, of which two properties are held within TMLP.
(22)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(23)
Amounts shown in USD equivalent; CAD equivalent is 290.0 million.
(24)
Includes office space of 1,928,975 square feet including the following centers with more than 20,000 square feet of office space:

Circle Centre - 129,944 sq. ft.	Menlo Park Mall - 74,440 sq. ft.
Copley Place - 890,408 sq. ft.	Oxford Valley Mall - 134,737 sq. ft.
Domain, The - 156,240 sq. ft.	Plaza Carolina - 27,398 sq. ft.
Fashion Centre at Pentagon City - 169,089 sq. ft.	Southdale Center - 34,636 sq. ft.
Firewheel Town Center - 74,172 sq. ft.	Stanford Shopping Center - 39,474 sq. ft.
(25)
Amounts shown in USD equivalent; Yen equivalent is 25.2 billion.
(26)
Amounts shown in USD equivalent; Won equivalent is 410.5 billion.
(27)
Amounts shown in USD equivalent; Ringgit equivalent is 119.0 million.
(28)
The Company owns a 90.0% interest in Phases 2 & 3 and a 46.1% interest in Phase 4.
(29)
Does not include Klépierre.
(30)
On October 13, 2017, property was refinanced with a $200.0 million mortgage with a fixed interest rate of 4.06% due in 2027.

3Q 2017 SUPPLEMENTAL	48

NON-GAAP PRO-RATA FINANCIAL INFORMATION

The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Our Share of Joint Ventures" were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

3Q 2017 SUPPLEMENTAL	49

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2017		FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016

	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Minimum rent	$(7,944)	$223,191	$(6,628)	$212,953
Overage rent	(25)	22,777	(36)	19,631
Tenant reimbursements	(3,153)	103,725	(2,791)	104,963
Management fees and other revenues	–	–	–	–
Other income	(373)	36,211	(265)	26,167

Total revenue	(11,495)	385,904	(9,720)	363,714

EXPENSES:
Property operating	(1,962)	65,848	(1,625)	61,067
Depreciation and amortization	(4,112)	99,105	(2,984)	95,037
Real estate taxes	(592)	25,791	(506)	28,857
Repairs and maintenance	(324)	8,908	(267)	8,208
Advertising and promotion	(899)	9,577	(706)	8,997
Provision for (recovery of) credit losses	(4)	767	(15)	(170)
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(2,462)	20,063	(1,258)	19,797

Total operating expenses	(10,355)	230,059	(7,361)	221,793

OPERATING INCOME	(1,140)	155,845	(2,359)	141,921
Interest expense	1,948	(71,417)	1,581	(68,911)
Income and other taxes	–	–	–	–
Income from unconsolidated entities	(257)	(84,428)	(184)	(73,010)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	–	–	(4,399)	–

CONSOLIDATED NET INCOME	551	–	(5,361)	–
Net loss (income) attributable to noncontrolling interests	551	–	(5,361)	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties

3Q 2017 SUPPLEMENTAL	50

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017		FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Minimum rent	$(21,749)	$658,985	$(16,339)	$634,721
Overage rent	(80)	64,634	(95)	60,914
Tenant reimbursements	(9,282)	309,531	(7,425)	303,597
Management fees and other revenues	–	–	–	–
Other income	(934)	101,213	(702)	79,737

Total revenue	(32,045)	1,134,363	(24,561)	1,078,969

EXPENSES:
Property operating	(5,291)	184,854	(3,957)	175,306
Depreciation and amortization	(11,385)	295,262	(7,121)	276,765
Real estate taxes	(1,749)	87,859	(1,647)	85,016
Repairs and maintenance	(824)	28,137	(728)	25,939
Advertising and promotion	(2,622)	30,417	(1,194)	30,041
Provision for credit losses	(119)	3,947	(83)	2,455
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(4,962)	59,645	(3,346)	57,956

Total operating expenses	(26,952)	690,121	(18,076)	653,478

OPERATING INCOME	(5,093)	444,242	(6,485)	425,491
Interest expense	6,002	(208,505)	4,281	(203,310)
Income and other taxes	–	–	–	–
Income from unconsolidated entities	(188)	(235,737)	(52)	(222,181)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	–	–	(4,399)	–

CONSOLIDATED NET INCOME	721	–	(6,655)	–
Net loss (income) attributable to noncontrolling interests	721	–	(6,655)	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties

3Q 2017 SUPPLEMENTAL	51

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	AS OF SEPTEMBER 30, 2017		AS OF SEPTEMBER 30, 2016

	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES
ASSETS:
Investment properties, at cost	$(389,491)	$10,671,976	$(346,001)	$10,368,200
Less - accumulated depreciation	(75,138)	3,014,118	(63,344)	2,789,486

	(314,353)	7,657,858	(282,657)	7,578,714
Cash and cash equivalents	(13,360)	421,730	(8,406)	359,506
Tenant receivables and accrued revenue, net	(9,631)	181,530	(5,380)	159,197
Investment in unconsolidated entities, at equity	(24,095)	(2,307,443)	(19,134)	(2,420,420)
Investment in Klépierre, at equity	–	–	–	–
Deferred costs and other assets	(39,769)	209,888	(29,596)	193,062

Total assets	$(401,208)	$6,163,563	$(345,173)	$5,870,059

LIABILITIES:
Mortgages and unsecured indebtedness	$(163,141)	$6,933,904	$(141,722)	$6,681,764
Accounts payable, accrued expenses, intangibles, and deferred revenues	(21,095)	447,863	(7,074)	406,014
Cash distributions and losses in partnerships and joint ventures, at equity	–	(1,388,128)	–	(1,369,842)
Other liabilities	(51,946)	169,924	(58,280)	152,123

Total liabilities	(236,182)	6,163,563	(207,076)	5,870,059

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	(161,195)	–	(133,813)	–
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	–	–	–	–
Common stock, $.0001 par value	–	–	–	–
Class B common stock, $.0001 par value	–	–	–	–
Capital in excess of par value	–	–	–	–
Accumulated deficit	–	–	–	–
Accumulated other comprehensive income (loss)	–	–	–	–
Common stock held in treasury at cost	–	–	–	–

Total stockholders' equity	–	–	–	–
Noncontrolling interests	(3,831)	–	(4,284)	–

Total equity	(3,831)	–	(4,284)	–

Total liabilities and equity	$(401,208)	$6,163,563	$(345,173)	$5,870,059

3Q 2017 SUPPLEMENTAL	52